Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated effective as of September 30, 2017, is among COMSTOCK RESOURCES, INC. (the “Borrower”), the financial institutions party hereto as lenders, and BANK OF MONTREAL, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”).

PRELIMINARY STATEMENT

A.The Borrower, the Administrative Agent, the Lenders and certain other parties have entered into that certain Credit Agreement dated as of March 4, 2015 (as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”).

B.The Borrower has requested that the minimum Current Ratio required to be maintained as of any time under Section 7.13(a) of the Credit Agreement be reduced to 0.90 to 1.00 with respect to the fiscal quarters ending September 30, 2017 and December 31, 2017.

C.Subject to the terms and conditions of this Amendment, the Administrative Agent and the Lenders have entered into this Amendment in order to effectuate such amendments and modifications to the Credit Agreement, as set forth herein.

NOW THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties agree as follows:

Section 1.Definitions.  Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning assigned to such term in the Credit Agreement.

Section 2.Amendments to the Credit Agreement.  Effective as of the Amendment Effective Date, Section 7.13(a) of the Credit Agreement is hereby amended by deleting “to be less than 1.0 to 1.0” and inserting in place thereof “(x) at any time during the fiscal quarters ending September 30, 2017 and December 31, 2017, to be less than 0.9 to 1.0 and (y) at any time during any fiscal quarter ending after December 31, 2017, to be less than 1.0 to 1.0”.

Section 3.Waiver.  In furtherance of the foregoing amendment and for the avoidance of doubt, the Lenders party hereto hereby waive any breach (if any) by the Borrower of the minimum Current Ratio required pursuant to Section 7.13(a) of the Credit Agreement as in effect prior to giving effect to this Amendment that may have occurred prior to the Amendment Effective Date during either of the fiscal quarters ending September 30, 2017, or December 31, 2017 (and any resulting breach of any representation or warranty or failure to satisfy any applicable condition, as applicable, under the Credit Agreement or any other Loan Document (if any) that may have occurred as a result of the existence of such breach, as well as the applicability of the Default Rate during any period that any such breach (if any) existed).  The waivers set forth in this Section 3 are effective only in respect of the matters and for the time periods expressly set forth in this Section 3 and not for any other fiscal quarter period, and no other waivers, amendments or modifications are intended or made by this Amendment.  No failure or delay on the part of the Administrative Agent, any Lender, the Issuing Bank or the holder of any promissory note in exercising any power or right under the Credit Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No waiver or approval by the Administrative Agent, any Lender, the Issuing Bank or the holder of any promissory note under this Amendment, the Credit Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to any subsequent transaction or any Default or Event of Default under any Loan Document.

Section 4.Ratification.  The Borrower hereby ratifies and confirms all of the Obligations under the Credit Agreement (as amended hereby) and the other Loan Documents, and, in particular, affirms that the terms of the Security Documents secure, and will continue to secure, all Obligations, after giving effect to this Amendment.

Section 5.Effectiveness.  This Amendment shall become effective on the date (the “Amendment Effective Date”) on which each of the conditions set forth in this Section 5 is satisfied:

(a)The Administrative Agent shall have received duly executed counterparts of this Amendment from the Borrower, the Administrative Agent and Lenders comprising at least the Majority Lenders;

(b)The Borrower shall have confirmed and acknowledged to the Administrative Agent and the Lenders, and by its execution and delivery of this Amendment, the Borrower does hereby confirm and acknowledge to the Administrative Agent and the Lenders, that (i) the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Borrower and each other Loan Party; (ii) the Credit Agreement (as amended hereby) and each other Loan Document constitute valid and legally binding agreements enforceable against the Borrower and each other Loan Party that is a party thereto in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors’ rights generally and by general principles of equity, (iii) the representations and warranties by the Borrower and the other Loan Parties contained in the Credit Agreement and in the other Loan Documents are true and correct on and as of the date hereof in all material respects as though made as of the date hereof, and (iv) no Default or Event of Default exists under the Credit Agreement or any of the other Loan Documents, in each case after giving effect to the waivers set forth in Section 3 of this Amendment; and

Section 6.Governing Law.  This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 7.Miscellaneous.  (a) On and after the effectiveness of this Amendment, each reference in each Loan Document to “this Amendment”, “this Note”, “this Mortgage”,

“hereunder”, “hereof” or words of like import, referring to such Loan Document, and each reference in each other Loan Document to “the Credit Agreement”, “the Notes”, “the Mortgages”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, the Notes, or the Mortgage or any of them, shall mean and be a reference to such Loan Document, the Credit Agreement, the Notes, the Mortgage or any of them, as amended or otherwise modified by this Amendment; (b) the execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any default of the Borrower or any right, power or remedy of the Administrative Agent or the Lenders under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents and except as otherwise modified by the terms hereof, the Credit Agreement, the Guaranty and such other Loan Documents shall remain in full force and effect; (c) this Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement; and (d) delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 8.Release of Administrative Agent, Issuing Bank and Lenders; Etc.  In consideration of the amendments and waivers set forth in this Amendment, the Borrower and the Guarantors hereby release, acquit, forever discharge, and covenant not to sue, the Administrative Agent, the Issuing Bank and each Lender, along with all of their beneficiaries, officers, directors, shareholders, agents, employees, servants, attorneys and representatives, as well as their respective heirs, executors, legal representatives, administrators, predecessors in interest, successors and assigns (each individually, a “Released Party” and collectively, the “Released Parties”) from any and all claims, demands, debts, liabilities, contracts, agreements, obligations, accounts, defenses, suits, offsets against the indebtedness evidenced by the Loan Documents, actions, causes of action or claims for damages or relief of whatever kind or nature, whether equitable or monetary, whether known or unknown, suspected or unsuspected by the Borrower which the Borrower, any Guarantor or any Subsidiary of any of them, has, had or may have against any Released Party, for or by reason of any matter, cause or thing whatsoever occurring on or at any time prior to the date of this Amendment, including, without limitation, any matter that relates to, in whole or in part, directly or indirectly (a) the Credit Agreement, any promissory note, any Security Document, any other Loan Document or the transactions evidenced thereby, including, without limitation, any disbursements under the Credit Agreement, any promissory notes, the negotiation of any of the Credit Agreement, the promissory notes, the Mortgages or the other Loan Documents, the terms thereof, or the approval, administration or servicing thereof, or (b) any notice of default, event of default in reference to any Loan Document or any other matter pertaining to the collection or enforcement by any Released Party of the indebtedness evidenced by any Loan Document or any right or remedy under any Loan Document, or (c) any purported oral agreements or understandings by and between any Released Party and the Borrower or any Guarantor in reference to any Loan Document.

Section 9.Final Agreement.  THE CREDIT AGREEMENT, THE GUARANTY, AND THE OTHER LOAN DOCUMENTS, INCLUDING THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT

ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

IN WITNESS WHEREOF, each of the parties hereto has caused this Second Amendment to Credit Agreement to be executed by its officer(s) thereunto duly authorized as of the date first above written.

BORROWER:

COMSTOCK RESOURCES, INC.,
a Nevada corporation

By:	/s/ Roland O. Burns
Name:	Roland O. Burns
Title:	President and Chief Financial Officer

ADMINISTRATIVE AGENT AND LENDERS:

BANK OF MONTREAL, as Administrative Agent and Issuing Bank and Lender

By:	/s/ James V. Ducote
Name:	James V. Ducote
Title:	Managing Director

BANK OF AMERICA, N.A., as Lender

By:	/s/ Raza Jafferi
Name:	Raza Jafferi
Title:	Vice President

ACKNOWLEDGMENT BY GUARANTORS

Each of the undersigned Guarantors hereby (i) consents to the terms and conditions of that certain Third Amendment to Credit Agreement dated effective as of September 30, 2017 (the “Amendment”) (ii) acknowledges and agrees that its consent is not required for the effectiveness of the Amendment, (iii) ratifies and acknowledges its respective Obligations under each Loan Document to which it is a party and affirms that the terms of its respective Guaranty guarantees, and will continue to guarantee, the Obligations, after giving effect to the Amendment, and (iv) represents and warrants that, after giving effect to the waivers set forth in Section 3 of the Amendment, (a) no Default or Event of Default has occurred and is continuing, (b) it is in full compliance with all covenants and agreements pertaining to it in the Loan Documents, and (c) it has reviewed a copy of the Amendment.

COMSTOCK OIL & GAS HOLDINGS, INC.
COMSTOCK OIL & GAS - LOUISIANA, LLC
COMSTOCK OIL & GAS GP, LLC,
By Comstock Resources, Inc., its sole member
COMSTOCK OIL & GAS, LP,
By Comstock Oil & Gas GP, LLC,
its general partner,
By Comstock Resources, Inc., its sole member

By:	/s/ Roland O. Burns
Name:	Roland O. Burns
Title:	President

COMSTOCK OIL & GAS INVESTMENTS, LLC

By:	/s/ Roland O. Burns
Name:	Roland O. Burns
Title:	Manager